Exhibit 32.1

CERTIFICATION PURSUANT TO
RULE 13a-14(b) OR RULE 15d-14(b) AND
SECTION 1350
OF TITLE 18 OF THE UNITED STATES
CODE (18 U.S.C. 1350)

In connection with the Quarterly Report of Liberty Tax Credit Plus L.P. on Form 10-Q for the period ended December 15, 2008 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, Robert L. Levy and I, Andrew J. Weil, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.

By:	/s/ Robert L. Levy	By:	/s/ Andrew J. Weil
	Robert L. Levy		Andrew J. Weil
	Chief Financial Officer January 28, 2009		Chief Executive Officer January 28, 2009